Exhibit 99.1

M   A   C   K   —    C   A   L   I     R   E   A   L   T   Y      C   O   R   P   O   R   A   T   I   O   N

NEWS RELEASE

For Immediate Release

Contacts: Barry Lefkowitz	Virginia Sobol
Executive Vice President	Vice President, Marketing and
and Chief Financial Officer	Public Relations
(908) 272-8000	(908) 272-8000

Elizabeth Fogerty
Associate Vice President
Rubenstein Associates
(212) 843-8071

MACK-CALI REFINANCES UNSECURED REVOLVING CREDIT FACILITY

Cranford, New Jersey—November 23, 2004 — Mack-Cali Realty Corporation (NYSE: CLI) today announced that its operating partnership, Mack-Cali Realty, L.P., has refinanced its unsecured revolving credit facility with a group of 27 lender banks, arranged by J. P. Morgan Securities Inc. and Bank of America Securities LLC.

The $600 million unsecured facility, which is expandable to $800 million, carries an interest rate equal to LIBOR plus 65 basis points, representing a reduction of five basis points from the previous facility. The credit facility, which also carries a facility fee of 20 basis points, has a three-year term with a one-year extension option. The interest rate and facility fee are subject to adjustment, on a sliding scale, based upon the operating partnership’s unsecured debt ratings.

“This transaction provides us with increased financial flexibility, and demonstrates the financial community’s continued confidence in Mack-Cali,” commented Barry Lefkowitz, executive vice president and chief financial officer.

The lending group for the credit facility consists of: JPMorgan Chase Bank, N.A., as administrative agent; Bank of America, N.A., as syndication agent; The Bank of Nova Scotia, New York Agency, as documentation agent; Wachovia Bank, National Association, as documentation agent; Wells Fargo Bank, National Association, as documentation agent; SunTrust Bank, as senior managing agent; PNC Bank, National Association, as managing agent; Citicorp North America, Inc., as managing agent; US Bank National Association, as managing agent; Allied Irish Bank; Amsouth Bank; Bank of China, New York Branch; The Bank of New York; Chevy Chase Bank, F.S.B.; Deutsche Bank Trust Company Americas; Mizuho Corporate Bank, Ltd.; UFJ Bank Limited, New York Branch; Bank of Ireland; Comerica Bank; Chang HWA Commercial Bank, Ltd., New York Branch; First Commercial Bank, New York Agency; First Horizon Bank, A Division of First Tennessee Bank, N.A.; Bank of Taiwan; Chiao Tung Bank, Ltd.; Citizens Bank; Hua Nan Commercial Bank, New York Agency; and Taipei Bank, New York Agency.

Mack-Cali Realty Corporation is a fully-integrated, self-administered, self-managed real estate investment trust (REIT) providing management, leasing, development, construction and other tenant-related services for its class A real estate portfolio. Mack-Cali owns or has interests in 268 properties, primarily office and office/flex buildings located in the Northeast, totaling approximately 29.3 million square feet. The properties enable the Company to provide a full complement of real estate opportunities to its diverse base of approximately 2,100 tenants.

Additional information on Mack-Cali Realty Corporation is available on the Company’s Web site at www.mack-cali.com.

Certain information discussed in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the federal securities laws, including Section 21E of the Securities Exchange Act of 1934. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements relate to, without limitation, the Company’s future economic performance, plans and objectives for future operations and projections of revenue and other financial items. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “continue” or comparable terminology. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, it can give no assurance that its expectations will be achieved. Forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. Among the risks, trends and uncertainties are changes in the general economic conditions, including those affecting industries in which the Company’s principal tenants compete; any failure of the general economy to recover timely from the current economic downturn; the extent of any tenant bankruptcies; the Company’s ability to lease or re-lease space at current or anticipated rents; changes in the supply of and demand for office, office/flex and industrial/warehouse properties; changes in interest rate levels; changes in operating costs; the Company’s ability to obtain adequate insurance, including coverage for terrorist acts; the availability of financing; and other risks associated with the development and acquisition of properties, including risks that the development may not be completed on schedule, that the tenants will not take occupancy or pay rent, or that development or operating costs may be greater than anticipated. For further information on factors which could impact the Company and the statements contained herein, reference should be made to the Company’s filings with the Securities and Exchange Commission including Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Annual Reports on Form 10-K. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

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